As filed with the Securities and Exchange Commission on June 4, 2009
Registration No.______

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMCORE CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	22-2746503
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10420 Research Road SE
Albuquerque, New Mexico	87123
(Address of Principal Executive Offices)	(Zip Code)

EMCORE Corporation 2007 Directors’ Stock Award Plan
(Full title of the plan)

Keith J. Kosco, Esq
Chief Legal Officer and Secretary
EMCORE Corporation
10420 Research Road SE
Albuquerque, New Mexico 87123
(Name and address of agent for service)

(505) 332-5000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
[  ] Large accelerated filer              [X] Accelerated filer                 [  ] Non-accelerated filer                  [  ] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, no par value (2)	N/A	N/A	$750,000	$41.85

(1)	See Introduction.
(2)
The shares of common stock being registered are to be issued pursuant to the EMCORE Corporation 2007 Directors’ Stock Award Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement (the “Registration Statement”) also covers an indeterminate number of shares that may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

INTRODUCTION

               Pursuant to General Instruction E of Form S-8, the registrant, EMCORE Corporation (the “Registrant”), is filing this Registration Statement with respect to the issuance of an additional $750,000 of its common stock (valued as of the date of issue), no par value per share (the “Common Stock”), under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

                The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses, or prospectus supplements pursuant to Rule 424 of the Securities Act, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information

                The Registrant will, upon written or oral request, provide without charge to any persons to whom the prospectuses relating to this Registration Statement are delivered, a copy of any and all of the information which has been incorporated by reference in such prospectuses and this Registration Statement (pursuant to Item 3 of Part II hereof). Such requests should be directed to the Secretary, EMCORE Corporation, 10420 Research Road SE, Albuquerque, New Mexico 87123 (505) 332-5000.

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

                The following documents which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

          (a)            The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2008;
   (b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;
   (c)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
   (d)    Current Reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2008; and
   (e)    The description of the Registrant’s Common Stock contained in the Registrant’ registration statement on Form 8-A filed with the Commission on February 26,
            1997, including any amendments thereto or reports filed for the purpose of updating such description.

                In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

                Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on June 3, 2009.

EMCORE CORPORATION

By:	/s/ Keith J. Kosco
Keith J. Kosco, ESQ
Chief Legal Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Hong Q. Hou, Ph.D. and, severally, such person’s true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated, on June 3, 2009.

Signature	Title
/s/ Thomas J. Russell	Chairman Emeritus and Lead Director
Thomas J. Russell, Ph.D
/s/ Reuben F. Richards, Jr.	Executive Chairman & Chairman of the Board
Reuben F. Richards, Jr.
/s/ Hong Q. Hou	Chief Executive Officer and Director (Principal Executive Officer)
Hong Q. Hou, Ph.D
/s/ John M. Markovich	Chief Financial Officer (Principal Financial and Accounting Officer)
John M. Markovich
/s/ Charles T. Scott	Director
Charles T. Scott
/s/ John Gillen	Director
John Gillen
/s/ Robert Bogomolny	Director
Robert Bogomolny

INDEX TO EXHIBITS

Exhibit No.                                 Exhibit Description
4.1         Restated Certificate of Incorporation, dated April 4, 2008 (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on April 4, 2008).

4.2         Amended By-Laws, as amended through August 7, 2008 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 13, 2008).

5.1                         Legal Opinion of Dillon, Bitar & Luther, L.L.C.*

23.1       Consent of  Dillon, Bitar & Luther, L.L.C. (included in its opinion filed as Exhibit 5.1 in this Registration Statement).*

23.2                       Consent of Deloitte & Touche LLP.*

24.1                       Powers of Attorney (included on the signature pages to this Registration Statement).*

99.1                       Registrant’s 2007 Directors’ Stock Award Plan.*

* Filed herewith.